                                                                     EXHIBIT 4.1


                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as the "Amendment") is made and entered into as of this 3rd day of June, 2002, but effective as of May 31, 2002, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS

         A. Agent, the Lenders and the Borrowers have entered into that certain Loan and Security Agreement, dated as of December 31, 2001 (as amended by that certain First Amendment to Loan and Security Agreement dated as of April 15, 2002, herein the "AGREEMENT").

         B. Agent, the Lenders and the Borrowers desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01. New Definition of Adjusted EBITDA. The definition of "Adjusted EBITDA" is hereby added to Section 1.1 of the Agreement which shall read in its entirety to read as follows:

                  "Adjusted EBITDA" means, EBITDA minus income from call premiums with respect to derivatives to which Parent or any of its Subsidiaries is a party or which were entered into for the benefit of Parent or any of its Subsidiaries, minus the gains from the closing or settlement of open derivative positions to which Parent or any of its Subsidiaries is a party or which were entered into for the benefit of Parent or any of its Subsidiaires, plus the losses from the closing or settlement of open derivative positions to which Parent or any of its Subsidiaries is a party or which were entered into for the benefit of Parent or any of its Subsidiaries, except to the extent that such losses are paid by Parent or any of its Subsidiaries.

         Section 2.02. Amendment to Definition of Excess Availability. The definition of "Excess Availability" is hereby amended and restated in its entirety to read as follows:

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 1 payables of Borrowers aged in excess of 30 days beyond the due date (but in no event to exceed 90 days beyond the invoice date) with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, as determined by Agent in its Permitted Discretion.

         Section 2.03. New Definition of Liquidity. The definition of "Liquidity" is hereby added to Section 1.1 of the Agreement which shall read in its entirety as follows:

                  "Liquidity" means, with respect to Borrowers, the amount of unrestricted cash on hand plus Excess Availability.

         Section 2.04. New Definition of Notes to Professionals. The definition of "Notes to Professionals" is hereby added to Section 1.1 of the Agreement which shall read in its entirety as follows:

                  "Notes to Professionals" means (a) Pioneer Companies, Inc. Promissory Note dated May 15, 2002, in the stated principal amount of $2,806,554.09, executed by Pioneer Companies, inc., and payable to the order of Dresdner Kleinwood Wasserstein, Inc., and (b) Pioneer Companies, Inc. Promissory Note dated May 15, 2002, in the stated principal amount of $621,439.85 executed by Pioneer Companies, Inc., and payable to the order of Houlihan Lokey Howard & Zukin Capital.

         Section 2.05. New Definition of Supplier Credit Agreements. The definition of "Supplier Credit Agreements" is hereby added to Section 1.1 of the Agreement which shall read in its entirety as follows:

                  "Supplier Credit Agreements" means those certain contracts and agreements described in Schedule S-1 hereto and any similar contracts and agreements entered into between a Borrower and one of its vendors.

         Section 2.06. Amendment to Section 2.6(b). EFFECTIVE AS OF FEBRUARY 1, 2002, Section 2.6(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 4.25% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

         Section 2.07. New Section 6.20. A new Section 6.20 is hereby added to the Agreement which shall read in its entirety as follows:

                  6.20 ACCOUNTS PAYABLE AND INDEBTEDNESS. Pay all of its accounts payable (including, without limitation, all amounts owing under the Supplier Credit Agreement) within 60 days of the respective scheduled due dates thereof, and pay its Indebtedness as and when due.

         Section 2.08. Amendment to Section 7.1. Section 7.1 of the Agreement is hereby amended by adding a new subsection (e) which shall read in its entirety as follows:

                  (e)  Notes to Professionals.

         Section 2.09. Amendment to Section 7.20. Section 7.20 of the Agreement is hereby amended and restated in its entirety to read as follows:


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 2

         7.20 FINANCIAL COVENANTS

                  (a) Fail to maintain an Adjusted EBITDA equal to or greater than the required amount set forth in the following table for the applicable period set forth opposite thereto;


---------------------------------------------------------------------------------------
      Applicable Amount                          Applicable Period
---------------------------------------------------------------------------------------
         $186,000.00                          For the 3 month period
                                               ending June 30, 2002
---------------------------------------------------------------------------------------
        $5,116,000.00                         For the 3 month period
                                             ending September 30, 2002
---------------------------------------------------------------------------------------
        $5,608,000.00                         For the 3 month period
                                             ending December 31, 2002
---------------------------------------------------------------------------------------
       $10,640,000.00                         For the 3 month period
                                               ending March 31, 2003
---------------------------------------------------------------------------------------
       $10,910,000.00                         For the 9 month period
                                             ending December 31, 2002
---------------------------------------------------------------------------------------
       $21,550,000.00              For the 12 month period ending March 31, 2003
                              and for the 12 month period ending each fiscal quarter
                                                    thereafter
---------------------------------------------------------------------------------------


                  (b) Make capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

  Fiscal Year 2002          Fiscal Year 2003                   Fiscal Year 2004
                                                       and each Fiscal Year thereafter
------------------------------------------------------------------------------------------
   $20,000,000.00            $25,000,000.00                     $25,000,000.00
------------------------------------------------------------------------------------------

                  (c) Fail to maintain its Liquidity in an amount equal to or greater than $5,000,000.

         Section 2.10. New Schedule S-1. A new Schedule S-1 is hereby added to the Agreement which shall read in its entirety as set forth on Schedule S-1 to this Amendment.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:

                  (a) Agent shall have received the following documents, each in form and substance satisfactory to Agent:


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 3

                           (i) This Amendment, duly executed by Borrowers,
                  together with the Consent and Ratification (the
                  "Ratification") hereto, duly executed by the Guarantors; and

                           (ii) Company General Certificates dated as of the
                  date of this Amendment, in form and substance satisfactory to Agent, certified by the Secretary of the Borrowers and the Guarantors certifying among other things, that the Borrowers' and Guarantors Board of Directors have met and have adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrowers of this Amendment, and the Guarantors of the Ratification, and each other document, instrument and agreement executed in connection with or relating to the Agreement, this Amendment or the Ratification (hereinafter individually referred to as a "LOAN DOCUMENT" and collectively referred to as the "LOAN DOCUMENTS");

                  (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof;

                  (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Agent; and

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Agent.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.02. Representations and Warranties. Borrowers hereby represent and warrant to Agent as follows:

                  (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and do not and will not conflict with or violate any provision of any Applicable Law, the Articles of Incorporation/Organization or Bylaws/Operating Agreement of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon any of the Borrowers or their respective Property. No consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby.;

                  (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 4

                  (c) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby; and the other Loan Documents; and

                  (d) Borrower has not amended its Articles of Incorporation/Organization or Bylaws/Operating Agreement or other organizational documents since the date of the execution of the Agreement.

                  (e) Schedule S-1 hereto is a true and correct list of all Supplier Credit Agreements of the Borrowers in existence on the date hereof.

                  (f) No Borrower or Guarantor is in default in any of its indebtedness, liabilities or obligations under any of the Supplier Credit Agreements or under either of the Notes to Professionals and there are, to Borrowers' knowledge, no other defaults or events of default under any of the Supplier Credit Agreements or Notes to Professionals.

                                   ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

         Section 5.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section 5.03. Expenses of Agent. As provided in the Agreement, each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

         Section 5.04. RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED,


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 5

WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.06. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERTO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrowers and their respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

         Section 5.08. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.11. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Borrowers, Agent and the Lenders have caused this Amendment to be executed on the date first written above by their duly authorized officers.

                                      PCI CHEMICALS CANADA COMPANY
                                      a Nova Scotia unlimited liability company

                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 6

                                      PIONEER AMERICAS LLC
                                      a Delaware limited liability company


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________



                                      FOOTHILL CAPITAL CORPORATION,
                                      a California corporation,
                                      as Agent and as a Lender


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 7

                            CONSENT AND RATIFICATION

         The undersigned, Pioneer Companies, Inc., Pioneer (East), Inc., Pioneer Licensing, Inc., Imperial West Chemical Co., KNA California, Inc., Pioneer Water Technologies, Inc., and KWT, Inc. (each a "GUARANTOR" and collectively the "GUARANTORS") have executed that certain continuing general guaranty dated as of December 31, 2001 (the "GUARANTY"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (as defined in the Guaranty). The Guarantors hereby consent and agree to the terms of the Second Amendment to Loan and Security Agreement dated June 3, 2002, but effective as of May 31, 2002, (the "AMENDMENT"), executed by PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Guarantors in enforceable against the Guarantors in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty is a "Loan Document" as such term is defined in the Amendment and as such term is defined in the Agreement, (b) the Guaranty is not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under the Guaranty, (d) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any obligations of the undersigned as guarantors pursuant to the Guaranty and shall not constitute a waiver by Agent of any of Agent's rights against the undersigned, (e) by virtue hereof and by virtue of the Guaranty, each Guarantor hereby guarantees to Agent the prompt and full payment and full and faithful performance by the Borrowers of the entirety of the Obligations (as defined in the Agreement) on the terms and conditions set forth in the Agreement as amended by the Amendment and any time further modified or amended, (f) the Guarantors' consent is not required to the effectiveness of the Amendment, and (g) no consent by the Guarantors is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Agreement or any present or future Loan Document.

                                      Pioneer Companies, Inc.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________



                                      Pioneer (East), Inc.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________


SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 8

                                      Pioneer Licensing, Inc.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________



                                      Imperial West Chemical Co.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________



                                      KNA California, Inc.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________



                                      Pioneer Water Technologies, Inc.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________


                                      KWT, Inc.


                                      By:    __________________________________
                                      Name:  __________________________________
                                      Title: __________________________________



SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT - Page 9

                                  SCHEDULE S-1
                       LIST OF SUPPLIER CREDIT AGREEMENTS

U.S. Borrower - Pioneer Americas LLC

1. Supplier Credit Agreement dated as of August 10, 2001 between Pioneer Americas, Inc. and Environmental Research Associates.

2. Supplier Credit Agreement dated as of August 16, 2001 between Pioneer Americas Inc. and Snowden Inc.

3. Supplier Credit Agreement dated as of August 29, 2001 between Pioneer Americas, Inc. and Cox Industrial Services.

4. Supplier Credit Agreement dated as of September 4, 2001 between Pioneer Americas, Inc. and Graymont Western US Inc.

5. Supplier Credit Agreement dated as of September 6, 2001 between Pioneer Americas, Inc. and Loyalty Chemicals.

6. IPM Prepetition Agreement dated as of September 10, 2001 between Pioneer Americas, Inc. and Industrial Plant Maintenance, Inc.

7. Prepetition Agreement dated as of September 12, 2001 between Pioneer Americas, Inc. and Shaw Constructors, Inc.

8. Supplier Credit Agreement dated as of September 14, 2001 between Pioneer Americas, Inc. and Cramer Decker IND.

9. Amendment to Agreement for Electric Service dated September 17, 2001 between Entergy Gulf States, Inc. and Pioneer Americas, Inc. f/k/a Pioneer Chlor-Alkali Company, Inc.

10. Supplier Credit Agreement dated as of September 24, 2001 between Pioneer Americas, Inc. and Vopak USA Inc.

11. Supplier Credit Agreement dated as of September 24, 2001 between Pioneer Americas, Inc. and Jones Hamilton.

12. Supplier Credit Prepetition Agreement dated as of September 27, 2001 between Pioneer Americas, Inc. and Motion Industries.

13. Prepetition Agreement dated as of September 27, 2001 between Pioneer Americas, Inc. and American Building Maintenance of Baton Rouge.

14. Prepetition Agreement dated as of September 27, 2001 between Pioneer Americas, Inc. and Emerge Systems of Louisiana.

15. Supplier Credit Agreement dated as of October __, 2001 between Pioneer Americas, Inc. and FMC Corporation.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 1

16. Supplier Credit Agreement dated as of October __, 2001 between Pioneer Americas, Inc. and PCI Chemicals Canada Inc. and Ineos Chlor Limited.

17. Supplier Credit Agreement dated as of October 1, 2001 between Pioneer Americas, Inc. and PLM Investment Management, Inc.

18. Supplier Credit Agreement dated as of October 1, 2001 between Pioneer Americas, Inc. and Rubicon.

19. Supplier Credit Agreement dated as of October 1, 2001 between Pioneer Americas, Inc. and HN Transportation.

20. Prepetition Agreement dated as of October 1, 2001 between Pioneer Americas, Inc. and Tech 2000 Services & Staffing.

21. Prepetition Agreement dated as of October 2, 2001 between Pioneer Americas, Inc. and Alberty & Associates, Inc.

22. Credit Agreement dated October 3, 2001, between Pioneer Americas, Inc. and American Pacific Corporation.

23. Supplier Prepetition Agreement dated as of October 7, 2001 between Pioneer Americas, Inc. and Olin Corporation.

24. Supplier Credit Agreement dated as of October 31, 2001 between Pioneer Americas, Inc. and Olympic Chemical.

25. Supplier Credit Agreement dated as of October 8, 2001 between Pioneer Americas, Inc. and Sause Bros.

26. Prepetition Agreement dated as of October 9, 2001 between Pioneer Americas, Inc. and American Citadel.

27. Prepetition Agreement dated as of October 9, 2001 between Pioneer Americas, Inc. and Louisiana Staffing.

28. Supplier Prepetition Agreement dated as of October 10, 2001 between Pioneer Americas, Inc. and Mobile Services & Equipment, Inc.

29. Supplier Prepetition Agreement dated as of October 10, 2001 between Pioneer Americas, Inc. and Watteredge-Uniflex, Inc.

30. Prepetition Agreement dated as of October 10, 2001 between Pioneer Americas, Inc. and Petroleum Service Corporation.

31. Supplier Credit Agreement dated as of October 10, 2001 between Pioneer Americas, Inc. and Bulk Transportation/DTI.

32. Supplier Prepetition Agreement dated as of October 10, 2001 between Pioneer Americas, Inc. and Graphite Sales, Inc.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 2

33. Supplier Prepetition Agreement dated as of October 11, 2001 between Pioneer Americas, Inc. and LLX Rail, Inc.

34. Supplier Credit Agreement dated as of October 11, 2001 between Pioneer Americas, Inc. and Superior Carriers.

35. Supplier Prepetition Agreement dated as of October 11, 2001 between Pioneer Americas, Inc. and BetzDearborn.

36. Supplier Prepetition Agreement dated as of October 12, 2001 between Pioneer Americas, Inc. and BDC Gases.

37. Supplier Credit Agreement dated as of October 12, 2001 between Pioneer Americas, Inc. and American Commercial Barge Line.

38. Supplier Credit Agreement dated as of October 12, 2001 between Pioneer Americas, Inc. and IMC Salt Inc.

39. Supplier Prepetition Agreement dated as of October 15, 2001 between Pioneer Americas, Inc. and Southern Power Systems, Inc.

40. Supplier Credit Agreement dated as of October 15, 2001 between Pioneer Americas, Inc. and The Burlington Northern and Santa Fe Railway Company.

41. Supplier Credit Agreement dated as of October 15, 2001 between Pioneer Americas, Inc. and ACF Industries, Incorporated.

42. Supplier Amendment Agreement dated as of October 15, 2001 between Pioneer Americas, Inc. and GATX Rail a Division of GATX Financial Corporation, successor by merger to GATX Rail Corporation and General American Transportation Corporation.

43. Supplier Prepetition Agreement dated as of October 15, 2001 between Pioon and Head and Enquist Equipment.

44. Supplier Credit Agreement dated as of October 16, 2001 between Pioneer Americas, Inc. and Rhodia.

45. Supplier Credit Agreement dated as of October 16, 2001 between Pioneer Americas, Inc. and Ionics Ultrapure Water Corporation.

46. Supplier Credit Agreement dated as of October 17, 2001 between Pioneer Americas, Inc. and De Nora North America, Inc.

47. Supplier Credit Agreement dated as of October 18, 2001 between Pioneer Americas, Inc. and Union Tank Car Company.

48. Supplier Credit Agreement dated as of October 18, 2001 between Pioneer Americas, Inc. and UTLX International.

49. Supplier Credit Agreement dated October 18, 2001 between Pioneer Americas, Inc. and Procor Limited.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 3

50. Supplier Prepetition Agreement dated as of October 19, 2001 between Pioneer Americas, Inc. and YORK International Corporation.

51. Supplier Credit Agreement dated as of October 22, 2001 between Pioneer Americas, Inc. and Pierce County Security.

52. Supplier Credit Agreement dated as of October 22, 2001 between Pioneer Americas, Inc. and Franciscan Port Clinic.

53. Supplier Credit Agreement dated as of October 22, 2001 between Pioneer Americas, Inc. and Total Reclaim.

54. Supplier Credit Agreement dated as of October 22, 2001 between Pioneer Americas, Inc. and Varian Inc.

55. Supplier Credit Agreement dated as of October 23, 2001 between Pioneer Americas, Inc. and E.I. du Pont de Nemours and Company.

56. Supplier Credit Agreement dated as of October 23, 2001 between Pioneer Americas, Inc. and Cylinder Clinic, Inc.

57. Supplier Credit Agreement dated as of October 30, 2001 between Pioneer Americas, Inc. and Ryder Integrated Logistics, Inc. and Ryder Truck Rental, Inc.

58. Supplier Credit Agreement dated as of October 30, 2001 between Pioneer Americas, Inc. and FMC Corporation.

59. Supplier Credit and Contract Assumption Agreement dated as of November __, 2001 between Pioneer Americas, Inc. and Union Pacific Railroad Company.

60. Supplier Credit Agreement dated as of November 2, 2001 between Pioneer Americas, Inc. and C&W Truck & Equipment.

61. Supplier Credit Agreement dated as of November 5, 2001 between Pioneer Americas, Inc. and Saguaro Power Company.

62. Supplier Credit Agreement dated as of November 6, 2001 between Pioneer Americas, Inc. and Base Line Data.

63. Supplier Credit Agreement dated as of December 6, 2001 between Pioneer Americas, Inc. and Cramer Decker IND.

64. Supplier Credit Agreement dated as of December 21, 2001 between Pioneer Americas, Inc. and Brenntag Mid-South, Inc.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 4

Canadian Borrower - PCI Chemicals Canada Company

1. Supplier Credit Agreement dated as of August 9, 2001 between PCI Chemicals Canada Inc. and Atlas Copco Compressors Canada.

2. Supplier Credit Agreement dated as of August 14, 2001 between PCI Chemicals Canada Inc. and Industrial Rubber Co.

3. Supplier Credit Agreement dated as of August 17, 2001 between PCI Chemicals Canada Inc. and Robert Mitchell.

4. Supplier Credit Agreement dated as of August 30, 2001 between PCI Chemicals Canada Inc. and Servtank Inc.

5. Supplier Credit Agreement dated as of September 12, 2001 between PCI Chemicals Canada Inc. and Brenntag Canada Inc.

6. Supplier Credit Agreement dated as of September 17, 2001 between PCI Chemicals Canada Inc. and Quality Carriers.

7. Supplier Credit Agreement dated as of September 17, 2001 between PCI Chemicals Canada Inc. and Chemtrode Logistics and Marsulex, Inc. [NO SIGNATURE PAGE INCLUDED.]

8. Supplier Credit Agreement dated as of September 17, 2001 between PCI Chemicals Canada Inc. and International Salt Company, LLC.

9. Supplier Credit Agreement dated as of September 19, 2001 between PCI Chemicals Canada Inc. and Eaglebrook Inc.

10. Supplier Credit Agreement dated as of September 25, 2001 between PCI Chemicals Canada Inc. and Vopak Canada Ltee.

11. Convention De Credit Avec un Fournisseur dated as of October __, 2001 between PCI Chimie Canada Inc. and Cap Isolation Ltee.

12. Convention De Credit Avec un Fournisseur dated as of October __, 2001 between PCI Chimie Canada Inc. and Johnston-Vermette Groupe Conseil.

13. Convention De Credit Avec un Fournisseur dated as of October __, 2001 between PCI Chimie Canada Inc. and Pavages Veuilleux (1990) Inc.

14. Convention De Credit Avec un Fournisseur dated as of October __, 2001 between PCI Chimie Canada Inc. and Papillon & Fila Inc.

15. Convention De Credit Avec un Fournisseur dated as of October 3, 2001 between PCI Chimie Canada Inc. and Andre Bouvet Ltee.

16. Supplier Credit Agreement dated as of October 5, 2001 between PCI Chemicals Canada Inc. and C.A.T.

17. Supplier Credit Agreement dated as of October 5, 2001 between PCI Chemicals Canada Inc. and Trimac Transportation Services Inc.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 5

18. Supplier Credit Agreement dated as of October 5, 2001 between PCI Chemicals Canada Inc. GHL/Laval Chem.

19. Supplier Credit Agreement dated as of October 8, 2001 between PCI Chemicals Canada Inc. and The International Group Inc.

20. Convention De Credit Avec un Fournisseur dated as of October 9, 2001 between PCI Chimie Canada Inc. and Paul Desbiens Mercanicien Diesel.

21. Supplier Credit Agreement dated as of October 11, 2001 between PCI Chemicals Canada Inc. and New Brunswick East Coast.

22. Supplier Credit Agreement dated as of October 11, 2001 between PCI Chemicals Canada Inc. and Troy Mfg.

23. Agreement between PCI Chemicals Canada Inc. and RST Industries and Irving Pulp & Paper, Limited.

24. Supplier Credit Agreement dated as of October 15, 2001 between PCI Chemicals Canada Inc. and ACF Industries.

25. Supplier Credit Agreement dated as of October 15, 2001 between PCI Chemicals Canada Inc. and Kriska Holdings Ltd.

26. Supplier Credit Agreement dated as of October 15, 2001 between PCI Chemicals Canada Inc. and CAD Railway Services Inc.

27. Supplier Credit Agreement dated as of October 15, 2001 between PCI Chemicals Canada Inc. and GATX Rail Canada.

28. Letter Agreement dated October 16, 2001 between PCI Chemicals Canada Inc. and Pioneer Americas, Inc. and Canadian National Railway Company.

29. Supplier Credit Agreement dated as of October 18, 2001 between PCI Chemicals Canada Inc. and GE Railcar Services Inc.

30. Supplier Credit Agreement dated as of October 18, 2001 between PCI Chemicals Canada Inc. and Tank Truck Transport Inc./Toll Logistics.

31. Supplier Credit Agreement dated as of October 18, 2001 between PCI Chemicals Canada Inc. and Procor Limited.

32. Convention De Credit Avec un Fournisseur dated as of October 23, 2001 between PCI Chimie Canada Inc. and CNETE (80011155).

33. Convention De Credit Avec un Fournisseur dated as of October 31, 2001 between PCI Chimie Canada Inc. and Plomberie Reynald Borgia Ltee.

34. Entente sur le remboursement de la dette accumulee au 1 aout 2001 between Chimie Canada Inc. and Hydro-Quebec (H-Q) dated October 31, 2001.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 6

35. Supplier Credit Agreement dated as of October 31, 2001 between PCI Chemicals Canada Inc. and Garda du Canada.

36. Supplier Credit Agreement dated as of November 2, 2001 between PCI Chemicals Canada Inc. and The Canadian Salt Company Limited.

37. Supplier Credit Agreement dated as of November 2, 2001 between PCI Chemicals Canada Inc. and ATOFINA Canada, Inc. and ATOFINA Chemicals, Inc.

38. Supplier Credit Agreement dated as of November 2, 2001 between PCI Chemicals Canada Inc. and NB Power.

39. Supplier Credit Agreement dated as of November 2, 2001 between PCI Chemicals Canada Inc. and Gaz Metropolitain and Company, Limited Partnership.

40. Convention De Credit Avec un Fournisseur dated as of November 5, 2001 between PCI Chimie Canada Inc. and Labcan (1989) Ltee.


SCHEDULE S-1 TO LOAN AND SECURITY AGREEMENT - Page 7